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            SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C.  20549

                          FORM 8-K

      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934




Date of the Report: December 14, 1995      Commission file number
                                                   1-5805

                       CHEMICAL BANKING CORPORATION
          (Exact name of registrant as specified in its charter)








          Delaware                           13-2624428
(State or other jurisdiction             (I.R.S. Employer
     of incorporation)                  Identification No.)




  270 Park Avenue, New York, New York            10017-2070
 (Address of principal executive offices)        (Zip Code)




     Registrant's telephone number, including area code (212) 270-6000

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Items 5.  Other Events

The Chase Manhattan Corporation and Chemical Banking Corporation confirmed that, at separate meetings held on December 11, 1995, their respective stockholders had approved the merger of the two companies.

At Chemical, the merger was approved by holders representing approximately 77 percent of the outstanding common stock, or approximately 99 percent of the votes cast; and at Chase, by holders representing approximately 74 percent of the outstanding stock, or approximately 99 percent of the votes cast.

The Chemical common stockholders also approved the amendment and restatement of the Chemical Certificate of Incorporation to provide for an increase in the number of shares which the Corporation will have authority to issue, from 400,000,000 to 750,000,000 and to make certain of other technical changes.

Chase and Chemical also announced that they have learned that the U.S. Department of Justice notified the Board of Governors of the Federal Reserve System on December 13, 1995 that the Department of Justice has completed its competitive review of the proposed merger and has concluded that it does not object to the merger on antitrust grounds.

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Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits

The following exhibits are filed with this Report:

Exhibit Number               Description

99                           Form of Press Release


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                                 SIGNATURE




         Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             CHEMICAL BANKING CORPORATION
                                    (Registrant)



Dated:  December 14, 1995    By /s/John B. Wynne
                                   John B. Wynne
                                   Secretary

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                               EXHIBIT INDEX



Exhibit Number               Description

99                           Form of Press Release